COMPOSECURE, L.L.C.
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
1.Establishment, Purpose and Types of Awards
CompoSecure, L.L.C., a Delaware limited liability company (the “Company”), established the COMPOSECURE, L.L.C. EQUITY INCENTIVE PLAN (the “Original Plan”) in 2015. The Company now wishes to amend and restate the Plan in its entirety with the COMPOSECURE, L.L.C. AMENDED AND RESTATED EQUITY INCENTIVE PLAN (the “Plan”) in order to include awards of Incentive Units that may be issued to eligible persons directly, or indirectly through CompoSecure Employee L.L.C., in addition to the equity incentives established in the Original Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve the value of the Company and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-¬available personnel. The Plan permits the granting of options, Class C Unit appreciation rights, restricted Class C Units, unrestricted Class C Unit awards, Incentive Units, and other awards.
2.Definitions
Under this Plan, except where the context otherwise indicates, the following definitions apply:
(a)“Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3.
(b)“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” means ownership of fifty percent (50%) or more of the total combined voting power or value of all classes of equity or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.
(c)“Award” means any awards of restricted Class C Units, unrestricted Class C Units, options to acquire Class C Units, UAR’s, or Incentive Units granted under the Plan.
(d)“Board” has the meaning specified in the LLC Agreement.
(e)“Class C Units” has the meaning specified in the LLC Agreement.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations and guidance issued thereunder.
(g)“Corporate Transaction” means (i) any liquidation, dissolution or winding up of the Company, (ii) the consummation of any sale, lease, exchange or other Transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company and its subsidiaries (as determined on a consolidated basis), or any material assets of the Company and its subsidiaries (as determined on a consolidated basis) outside the ordinary course of business, or (iii) the consummation of any transfer, merger, consolidation or similar transaction involving the Company, whether in a single transaction or in a series of related transactions (whether by merger, consolidation, recapitalization, reorganization, redemption, transfer or issuance of Equity Securities or otherwise), (A) in which the Company is not the continuing or surviving entity, (B) if immediately following the transaction, Members holding voting Units of the Company immediately prior to the transaction own less than fifty percent

(50%) of the issued and outstanding voting Equity Securities of the Company, or (C) with any Independent Third Party or group of Independent Third Parties pursuant to which such Person or Persons acquire Units (or other Equity Securities) of the Company or any subsidiary (or any surviving or resulting Person) constituting fifty percent (50%) or more of the issued and outstanding voting Equity Securities of the Company or any such subsidiary, or otherwise possessing the voting power to elect a majority of the Board of the Company or any comparable governing body of any such subsidiary (or the board of managers or comparable governing body of such surviving or resulting Person).
(h)“Equity Securities” has the meaning specified in the LLC Agreement.
(i)“Fair Market Value” means the fair market value of a Class C Unit or Incentive Unit using a reasonable application of a reasonable valuation method as determined by the Administrator in its discretion.
(j)“Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.
(k)“Incentive Units” has the meaning specified in the LLC Agreement.
(l)“Independent Third Party” has the meaning specified in the LLC Agreement.
(m)“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of CompoSecure, L.L.C., effective July 26, 2016, as may be amended or replaced from time to time.
(n)“Member” has the meaning specified in the LLC Agreement.
(o)“Person” has the meaning specified in the LLC Agreement.
(p)“Transfer” has the meaning specified in the LLC Agreement.
(q)“Unit” has the meaning specified in the LLC Agreement.
3.Administration
(a)Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law and subject to the limitations set forth in (and the terms of) this Plan, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.
(b)Powers of the Administrator. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:
(i)determine the eligible persons to whom, and the time or times at which Awards shall be granted, or establish programs for granting Awards;
(ii)determine the types of Awards to be granted;

(iii)determine the number of Class C Units or Incentive Units to be covered by or used for reference purposes for each Award;
(iv)impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate and prescribe Grant Agreements evidencing such Awards;
(v)modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder);
(vi)accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company;
(vii)establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period;;
(viii)for any purpose, including but not limited to, qualifying for preferred tax treatment under non-U.S. tax laws or otherwise complying with the regulatory requirements of local or non-U.S. jurisdictions, to establish, amend, modify, administer or terminate subplans, and prescribe, amend and rescind rules and regulations relating to such subplans; and
(ix)construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.
(c)Non-¬Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards, and the treatment of Awards in a Corporate Transaction) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
(d)Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.
(e)Indemnification. To the maximum extent permitted by law and by the Company’s organizational documents, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.
(f)Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its Members, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.Class C Units and Incentive Units Available for the Plan
Subject to adjustment under Section 7(e), (i) the number of Class C Units that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 12,222.22 Class C Units, and (ii) the number of Incentive Units that may be issued with respect to Awards granted under the Plan shall not exceed ten percent (10%) of the aggregate number of the Class A Units (as defined in the LLC Agreement), the Class B Units (as defined in the LLC Agreement), Class C Units and Incentive Units outstanding on a fully diluted basis as of the Effective Date (as defined in the LLC Agreement). The Company shall reserve such number of Class C Units and Incentive Units for Awards under the Plan, subject to adjustment under Section 7(e). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered or canceled as to any Class C Units (or UARs) or Incentive Units, the Class C Units or Incentive Units subject to such Award and the surrendered and withheld Class C Units or Incentive Units shall thereafter be available for further Awards under the Plan. For clarity, for purposes of determining the number of Class C Units that may be issued with respect to Awards granted under the Plan, each UAR granted shall be deemed to be a Class C Unit issuable with respect to the applicable Award and shall reduce the number of Class C Units available for future Awards hereunder on a one-¬for-¬one basis.
5.Participation
Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any subsidiary of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no Class C Units or Incentive Units shall be issued to such individual, prior to the date the individual first commences performance of such services. Incentive Units may be issued to eligible persons described in this Section indirectly through the issuance of Incentive Units to CompoSecure Employee L.L.C. and with a corresponding issuance of Incentive Units in CompoSecure Employee L.L.C. to such eligible person, which will grant such eligible person the same general rights subject to the same general limitations in CompoSecure Employee L.L.C. as an Incentive Unit holder would have in the Company.
6.Awards
The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards are subject to the terms and conditions provided in the Grant Agreement.
(a)Options to Acquire Class C Units. The Administrator may from time to time grant to eligible participants Awards of options that are not intended to be incentive stock options under Code section 422. Options must have an exercise price at least equal to the Fair Market Value of a Class C Unit as of the date of grant and may not have a term in excess of ten (10) years’ duration.
(b)Class C Unit Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Class C Unit Appreciation Rights (“UARs”). A UAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Class C Unit over (B) the base price per Class C Unit specified in the Grant Agreement, times (ii) the number of Class C Units specified by the UAR, or portion thereof, which is exercised. The base price per Class C Unit specified in the Grant Agreement shall not be less than Fair Market Value on the grant date. No UAR shall have a term longer than ten (10) years’ duration. Payment by the Company of the amount receivable upon any exercise of a UAR may be made by the delivery of Class C Units or cash, or any combination of Class C Units and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an UAR a grantee is to receive a portion of such payment in Class C Units, the number of Class C Units shall be determined by dividing such portion by the Fair Market Value of a Class C Unit on the exercise date, as determined by the Board. No fractional Class C Units shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional Class C Units or whether such fractional Class C Units shall be eliminated.
(c)Class C Unit Awards. The Administrator may from time to time grant restricted or unrestricted Class C Unit Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.
(d)Incentive Units. The Administrator may from time to time grant to eligible participants Awards of Incentive Units. Such Incentive Units may be issued for no cash consideration or other property. A participant receiving Incentive Units must agree to be bound by the terms of the LLC Agreement and the applicable Grant Agreement. A participant’s allocable share of Company income, gain, loss, deduction and credit for Federal income tax purposes shall be determined under the LLC Agreement and the limited liability agreement of CompoSecure Employee L.L.C. (as amended from time to time, the “Employee LLC Agreement”), taken in conjunction with this Plan and the terms of the participant’s Award. Vesting of such Incentive Units shall be as specified in the applicable Grant Agreement. Each participant holding Incentive Units will participate in distributions by the Company as and only to the extent set forth in the LLC Agreement and the Employee LLC Agreement. Except as specifically provided by the Plan, a Grant Agreement, the LLC Agreement or the Employee LLC Agreement, an Award of such Incentive Units shall not give a participant rights as a member of the Company or CompoSecure Employee L.L.C.; instead, such participant shall obtain such rights, subject to any limitations imposed by the Plan, the Grant Agreement, or the Employee LLC Agreement, upon such Incentive Units becoming Unrestricted Incentive Units (as defined in the LLC Agreement).
7.Miscellaneous
(a)Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in Class C Units, such Class C Units shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.
(b)Call Right. A Grant Agreement may specify that an Award recipient shall sell to the Company any Class C Units or Incentive Units acquired in connection with an Award under conditions specified in the Grant Agreement (a “call”).
(c)Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(d)Transferability; Exercisability. No Award granted under the Plan nor any Class C Unit obtained pursuant to exercise, transfer, or payment of any Award or any Incentive Units shall be transferable by a grantee other than for bona fide estate planning purposes, during the grantee’s lifetime or on death by will or intestacy to the grantee’s spouse, child (natural or adopted), or any other direct lineal descendant of the grantee (or the grantee’s spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Manager of CompoSecure Employee L.L.C., or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by the grantee or any of the grantee’s family members. An Award may be exercised during the lifetime of the grantee, only by the grantee, a transferee of the grantee pursuant to this Section 7(g) or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.
(e)Adjustments for Certain Transactions; Corporate Transactions.
(i)Subject to any required action by the Members, in the event of any change in the Class C Units or Incentive Units effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, conversion to another form of business entity, re-¬formation in another jurisdiction, recapitalization, reclassification, Class C Unit or Incentive Unit dividend, Class C Unit or Incentive Unit split, reverse Class C Unit or Incentive Unit split, split-¬up, split-¬off, spin-¬off, combination of Class C Units or Incentive Units, exchange of Class C Units or Incentive Units, or similar change in the capital structure of the Company, or in the event of payment of an extraordinary dividend or distribution to the Members of the Company in a form other than Class C Units or Incentive Units (excepting normal cash dividends and distributions) that has a material effect on the Fair Market Value of Class C Units or Incentive Units, adjustments shall be made in the number and class of Class C Units or Incentive Units subject to the Plan and to any outstanding Awards, and in the exercise or purchase price per Class C Unit or Incentive Unit of any outstanding Awards, and/or Awards may be exchanged for or substituted with other incentive awards, in order to prevent dilution or enlargement of participants’ rights under the Plan, and those adjustments, exchanges, or substitutions shall be made in the form and manner determined by the Administrator in its sole discretion. The Administrator shall be permitted to make such adjustments, exchanges, or substitutions without the consent of any Award holder. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional Class C Unit or Incentive Unit resulting from an adjustment pursuant to this Section 7(e) shall be rounded down to the nearest whole number. Such adjustments, exchanges, or substitutions shall be determined by the Administrator, and its determination shall be final, binding, and conclusive.
(ii)In the event of any Corporate Transaction, outstanding options and other Awards that are payable in or convertible into Class C Units or Incentive Units under this Plan will terminate upon the effective time of such Corporate Transaction unless otherwise provided in your Grant Agreement or unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, the Administrator may, in its sole discretion, permit the holders of options and other Awards under the Plan, immediately before the Corporate Transaction, to exercise or convert all portions of such options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Corporate Transaction. The Administrator may, in its sole discretion and without the consent of any Award holder, determine that, upon the occurrence of a Corporate Transaction, each or any Award outstanding immediately prior to the Corporate Transaction and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Class C Unit or Unrestricted Incentive Unit subject to such canceled Award in (I) cash, (II) equity of the Company or of a corporation or other business entity a party to the Corporate Transaction, or (III) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Class C Unit or per Incentive Unit, as applicable, in the Corporate Transaction, reduced (but not below zero) by the exercise or purchase price per Class C Unit or Incentive Unit, if any, under such Award. In the event such determination is made by the Administrator, an Award having an exercise or purchase price per Class C Unit equal to or greater than the Fair Market Value of the consideration to be paid per Class C Unit in the Corporate Transaction may be canceled without payment of consideration to the holder thereof. If, immediately before the Corporate Transaction, no stock of the Company is readily tradable on an established securities market or otherwise, and the vesting of an Award or Awards pursuant to this Section 7(e) would be treated as a “parachute payment” (as defined in Section 280G of the Code), then such Award or Awards shall not vest unless the requirements of the Class C Unitholder or Incentive Unit holder approval exemption of Section 280G(b)(5) of the Code have been satisfied with respect to such Award or Awards.
(f)Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Termination of the Plan shall not affect any outstanding Award, unless otherwise specified in the Grant Agreement.
(g)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.
(h)Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Class C Units or Incentive Units under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or non-U.S. securities laws, the right to exercise an Award or receive Class C Units or Incentive Units pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Class C Units or Incentive Units under the Plan is or may violate the rules of the national exchange on which the Class C Units or Incentive Units are then listed for trade, the right to exercise an Award or receive Class C Units or Incentive Units pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Class C Units or Incentive Units under federal, state or non-U.S. laws.
The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any Class C Unit or Incentive Unit certificate, make such written representations (including representations to the effect that such person will not dispose of the Class C Units or Incentive Units so acquired in violation of federal, state or non-U.S. securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Class C Units or Incentive Units in compliance with applicable federal, state or non-U.S. securities laws. The Class C Unit or Incentive Unit certificates for any Class C Units or Incentive Units issued pursuant to this Plan may bear a legend restricting transferability of the Class C Units or Incentive Units unless such Class C Units or Incentive Units are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or non-U.S. securities laws.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(j)Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.
(k)Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Company, however, does not guarantee any particular tax effect of participation in the Plan. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-¬3(j)(4) or any successor provision.
(l)Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth (10th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.